IVI PUBLISHING, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, made effective as of this 11th day of December, 1997, by and between IVI PUBLISHING, INC., a Minnesota corporation (the "Company"), and ROBERT N. GOODMAN ("Optionee").

                              W I T N E S S E T H:

         WHEREAS, Optionee on the date hereof is a key employee of the Company; and

         WHEREAS, as an inducement for the Optionee to become an employee of the Company, the Company wishes to grant a nonqualified stock option to Optionee to purchase shares of the Company's Common Stock, which option is granted outside of any of the Company's current stock option plans; and

         WHEREAS, the Board has authorized the grant of a nonqualified stock option to Optionee and has determined that, as of the effective date of this Agreement, the fair market value of the Company's Common Stock is $2.50 per share;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Grant of Option. The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of four hundred fifty thousand (450,000) shares of Common Stock at a per share price of $2.50 on the terms and conditions set forth herein, subject to adjustment pursuant to Paragraph 4 below. This Option is not intended to be an incentive stock option within the meaning of Section 422, or any successor provision, of the Code, and the regulations thereunder.

         2.       Duration and Exercisability.

                  a. Term and Vesting Schedule. The term during which this Option may be exercised shall terminate on December 10, 2007, except as otherwise provided in Paragraphs 2(c) through 2(f) below. This Option shall vest and become exercisable according to the following schedule:

               37,500 shares on November 10, 1998

               3,125 shares on the tenth day of each month from December 10, 1998 through November 10, 2001

               300,000 shares on November 10, 2002 (subject to acceleration as outlined in Paragraph 2(b) below) Once the Option becomes exercisable to the extent of one hundred percent (100%) of the aggregate number of shares specified in Paragraph 1, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein. If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously unpurchased shares in addition to those Optionee is otherwise entitled to purchase.

                  b. Acceleration of  Exercisability.  The exercisability of the
300,000  shares  which  become   exercisable  on  November  10,  2002  shall  be
accelerated as to:

                  (i) 25,000 shares upon the occurrence of each of the following events:

                    o Closing price of the Company's Common Stock is $5.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $6.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $7.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $8.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $9.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $10.00 per share or more for forty (40) consecutive trading days;

                  (ii) 30,000 shares upon the occurrence of each of the following events:

                    o Closing price of the Company's Common Stock is $11.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $12.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $13.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $14.00 per share or more for forty (40) consecutive trading days;

                    o Closing price of the Company's Common Stock is $15.00 per share or more for forty (40) consecutive trading days;

                  c. Termination of Employment (other than Change of Control, Disability or Death). If Optionee's employment with the Company or any Subsidiary is terminated for any reason other than because of a "change of control transaction" as described in Paragraph 4 below or because of disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment, and (ii) the expiration date of this Option stated in Paragraph 2 above.

         In such period following the termination of Optionee's employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment or if Optionee does not exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited.

                  d. Change of Control. If Optionee's employment with the Company or any Subsidiary is terminated because of a "change of control transaction (as set forth in Paragraph 4 below)", this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of such termination of employment and (ii) the expiration date of this Option stated in Paragraph 2(a) above; provided, however, that if (a) such transaction is treated as a "pooling of interests" under generally accepted accounting principles and (b) Optionee is an "affiliate" of the Company or Subsidiary under applicable legal and accounting principles, this Option shall completely terminate on the later of (A) the close of business on the three-month anniversary date of such termination of employment or (B) the close of business on the date that is sixty (60) days after the date on which affiliates are no longer restricted from selling, transferring or otherwise disposing of the shares of stock received in the change of control transaction.

         In such period following the termination of Optionee's employment upon a change of control transaction, this Option shall be fully exercisable unless the acceleration of the exercisability of this Option has been prevented as provided in Paragraph 4 below, in which case, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding such termination of employment, but had not previously been exercised. To the extent this Option was not exercisable upon such termination of employment or if Optionee does not exercise the Option within the time specified in this Paragraph 2(d), all rights of Optionee under this Option shall be forfeited.

                  e. Disability. If Optionee ceases to be an employee of the Company or any Subsidiary due to disability (as such term is defined in Code
Section 22(e)(3), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary date of such termination of employment, and (ii) the expiration date under this Option stated in Paragraph 2(a) above. In such period following such termination of employment, this Option shall be exercisable only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee's termination of employment. If Optionee does not exercise the Option within the time specified in this Paragraph 2(e), all rights of Optionee under this Option shall be forfeited.

                  f. Death. In the event of Optionee's death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Optionee's death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above. In such period following Optionee's death, this Option shall be exercisable by the person or persons to whom Optionee's rights under this Option shall have passed by Optionee's will or by the laws of descent and distribution only to the extent the Option was exercisable on the vesting date immediately preceding the date of Optionee's death. If such person or persons do not exercise this Option within the time specified in this Paragraph 2(f), all rights under this Option shall be forfeited.

         3.        Manner of Exercise.

                  a. General. The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to such administrative rules as the Administrator may deem advisable, by delivering within the Option Period the attached form or such other form acceptable by the Administrator ("Exercise Notice") to the Company at its principal office. The Exercise Notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option price for all shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of this Agreement. The Option may be exercised with respect to any number or all of the shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised shares any number of times during the Option period as provided herein.

                  b. Form of Payment. Payment of the Option price by Optionee shall be in the form of cash, personal check, certified check or previously acquired shares of Common Stock of the Company, or any combination thereof. Any stock so tendered as part of such payment shall be valued at its Fair Market Value (as defined in Paragraph 5(c) below) on the date of exercise of the Option. For purposes of this Agreement, "previously acquired shares of Common Stock" shall include shares of Common Stock that are already owned by Optionee at the time of exercise.

                  c. Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

         4. Recapitalization, Sale, Merger, Exchange or Liquidation. In the event of an increase or decrease in the number of shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Option Stock covered by this Option, to the extent outstanding and the price per share thereof shall be adjusted by the Board to reflect such change. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates. In the event of:

         (i) an acquisition of the Company by a corporation, partnership, trust or other entity not controlled by the Company through
                  (A) the sale of substantially all of the Company's assets and the consequent discontinuance of its business or (B) through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (collectively referred to as a "transaction"), or

         (ii) a change of control such that (A) any individual, partnership, trust or other entity becomes after the effective date of this Option the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors of the Company, or (B) individuals who constitute the Board of Directors of the Company on the effective date of this Option cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Option whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors of the Company on the effective date of this Option (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (B) considered as though such person were a member of the Board of Directors of the Company on the effective date of this Option ((A) and (B) collectively with the transactions described in (i) above referred to as "change of control transactions"), this Option shall become immediately exercisable, whether or not such Option had become exercisable prior to the change of control transaction; provided, however, that if the acquiring party seeks to have the transaction accounted for on a "pooling of interests" basis and, in the opinion of the Company's independent certified public accountants, accelerating the exercisability of this Option would preclude a pooling of interests under generally accepted accounting principles, the exercisability of this Option shall not accelerate. In addition to the foregoing, in the event of such a change of control transaction, the Board may provide for one or more of the following:

         (a) the complete cancellation of this Option to the extent not exercised prior to a date specified by the Board (which date shall give Optionee a reasonable period of time in which to exercise the Option prior to the effectiveness of such change of control transaction);

         (b) the Optionee holding this Option shall receive, with respect to each share of Option Stock subject to this Option, as of the effective date of any such change of control transaction, cash in an amount equal to the excess of the Fair Market Value of such Option Stock on the date immediately preceding the effective date of such change of control transaction over the Option price per share of this Option; provided that the Board may, in lieu of such cash payment, distribute to the Optionee shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such change of control transaction, such shares having a value equal to the cash payment herein; or

         (c) provide to the Optionee the right to exercise this Option as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Paragraph 4 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets shall not be limited in any way.

         5.       Miscellaneous.

                  a. Employment; Rights as Shareholder. This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment. Optionee shall have no rights as a shareholder with respect to shares subject to this Option until such shares have been issued to Optionee upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Paragraph 4 above.

                  b. Securities Law Compliance. The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable state and federal securities laws.

                  c. Fair Market Value. "Fair Market Value" shall mean (i) if the Company's Common Stock is reported by the Nasdaq National Market or Nasdaq SmallCap Market or is listed upon an established stock exchange or exchanges, the reported closing price of such stock by the Nasdaq National Market or Nasdaq SmallCap Market or on such stock exchange or exchanges on a certain date or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so reported by the Nasdaq National Market or Nasdaq SmallCap Market or listed upon an established stock exchange, the average of the closing "bid" and "asked" prices quoted by the National Quotation Bureau, Inc. (or any comparable reporting service) on such date, or if there are no quoted "bid" and "asked" prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by applying principles of valuation with respect to all such stock.

                  d. Withholding Taxes. In order to permit the Company to receive a tax deduction in connection with the exercise of this Option, the Optionee agrees that as a condition to any exercise of this Option, the Optionee will also pay to the Company, or make arrangements satisfactory to the Company or make arrangements satisfactory to the Company regarding payment of, any federal, state local or other taxes required by law to be withheld with respect to the Option's exercise.

                  e. Nontransferability. During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

                  f. Lockup Period Limitation. Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the date of the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this Option or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

                  g. Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option which is not exercised prior to or contemporaneously with such public offering. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

                  h. Accounting Compliance. Optionee agrees that, in the event a "change of control transaction" (as defined in Paragraph 4 above) is treated as a "pooling of interests" under generally accepted accounting principles and Optionee is an "affiliate" of the Company or any Subsidiary (as defined in applicable legal and accounting principles) at the time of such change of control transaction, Optionee will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

                  i. Stock Legend. If applicable, the Company may put an appropriate legend on the certificates for any shares of Common Stock purchased by Optionee (or, in the case of death, Optionee's successors) to reflect the restrictions of Paragraphs 5(b), 5(f), 5(g) and 5(h) of this Agreement.

                  j. Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 5(e) above.

                  k. Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    IVI PUBLISHING, INC.

                                    By: /s/ Charles a. Nickoloff
                                          Charles A. Nickoloff, Vice President
                                                                        COMPANY

                                      /s/ Robert N. Goodman
                                    Robert N. Goodman
                                                                       OPTIONEE

                              OPTION EXERCISE FORM

To:  IVI Publishing, Inc.

         I hereby exercise stock options granted to purchase shares of Common Stock of IVI Publishing, Inc. (the "Company") as follows:

   Date of        Options              Exercise                Number of
    Grant         Awarded                Price              Shares Exercised



         As payment for the exercise of the above listed stock options and for the amount of federal, state and local tax which the Company is required by law or believes appropriate to withhold and the cost of any applicable state or federal documentary tax stamps, I am enclosing and elect the following method of payment (check appropriate box):

[ ]  Check (cashier's, certified or personal) in the amount of $________________

[ ] Shares of the Company's Common Stock which have been held by me for at least six months and which are valued at fair market value listed below.

Certificate No.   Acquisition Date   Number of Shares       Fair Market Value



NOTE: All shares of Common Stock must be properly assigned to IVI Publishing, Inc.

[ ] Irrevocable instructions, a copy of which is attached hereto and is subject to the Company's approval, to my broker who must be acceptable to you to promptly deliver to the Company an amount sufficient to pay such amounts from either (i) the proceeds of sale through the broker of a sufficient number of shares purchased by me upon exercise of the Option as set forth above or (ii) the loan proceeds from borrowings by me from the broker, and the Company is hereby instructed to issue and deliver the shares purchased by me upon exercise of the option as set forth above directly to and in the name of the broker.

         Unless the third payment option above is selected, in which case the shares will be issued and delivered as described therein, please have _____ certificates issued in blocks of ________ shares per certificate registered as follows:

                  Name

                  Mailing Address



                  Social Security Number

                                                     Very truly yours,


                                                     Signature of Optionee


                                                     Printed Name of Optionee